UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2021

UNITY SOFTWARE INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39497	27-0334803
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 3rd Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

(415) 539-3162

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000005 par value per share	“U”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer and Resignation of Director

On March 17, 2021, Unity Software Inc. (the “Company”) announced that Luis Felipe Visoso, age 52, has been appointed to serve as the Company’s Senior Vice President and Chief Financial Officer, effective April 5, 2021. On March 17, 2021, in connection with his appointment as Chief Financial Officer, Mr. Visoso, who has served on the Company’s Board of Directors (the “Board”) since September 2020, submitted his resignation from the Board and the Audit Committee of the Board, effective April 5, 2021.

Mr. Visoso served as a member of the Company’s Board from September 2020. From July 2020 until March 2021, Mr. Visoso served as Chief Financial Officer of Palo Alto Networks, Inc., a public cybersecurity company. From December 2018 to July 2020, Mr. Visoso served in various roles at Amazon.com, Inc., a public e-commerce marketplace company, including as Chief Financial Officer of Amazon Web Services. From February 2016 to December 2018, Mr. Visoso served as Senior Vice President of Business, Technology and Operations Finance at Cisco Systems, Inc., a public networking company. From January 1993 to February 2016, Mr. Visoso held various roles at The Procter & Gamble Company, a public consumer goods company, including Vice President of Global Business Units—Finance and Accounting. Mr. Visoso holds a B.A. degree in international business and industrial engineering from Monterrey Institute of Technology and Higher Education.

In connection with his appointment, on March 15, 2021, Mr. Visoso entered into a letter agreement with the Company (the “Offer Letter”), providing for an annual base salary of $350,000; the ability to participate in the Company’s Cash Incentive Bonus Plan with a bonus target equal to 75% of his annual base salary; a sign-on bonus of $2,000,000, subject to repayment on a pro-rated basis over 12 months; an option to purchase 100,000 shares of the Company’s common stock and an award of 350,000 restricted stock units pursuant to the Company’s 2020 Equity Incentive Plan.

The foregoing description of the Offer Letter with Mr. Visoso is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Departure of Principal Financial Officer

On March 17, 2021, the Company announced that Kimberly Jabal, Senior Vice President and Chief Financial Officer of the Company, a position she has held since March 2019, would be leaving the Company. Ms. Jabal’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s financial operations, policies or practices.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter by and between Unity Technologies SF and Luis Felipe Visoso dated March 15, 2021.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unity Software Inc.

Dated: March 17, 2021

	By:	/s/ John Riccitiello
John Riccitiello
Chief Executive Officer